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EXHIBIT NO. 23.1







             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Wall Street Web, Inc.
Westwood, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated September 27, 2001, relating to the financial statements of Wall Street Web, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/Malone & Bailey, PLLC




Houston, Texas
April 17, 2002